UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2005

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2005, the Compensation Committee of the Board (the “Compensation Committee”) of QuickLogic Corporation (the “Company”) approved an increase to the annual planned compensation of Jeffrey Sexton, Timothy Saxe and Carl Mills equal to 16.0%, 16.7% and 19.0%, respectively, of their planned compensation in effect prior to such increase.  The increased compensation for Mr. Mills is retroactive to January 1, 2005, and will be paid beginning in May 2005. The increased compensation for Messers. Sexton and Saxe is being phased in during 2005; 25% of the increase is retroactive to January 1, 2005 and will be paid beginning in May 2005, and the remainder will be paid based on the attainment by the Company of specified milestones. This is the first increase in the annual planned compensation of these named executive officers since they joined the Company in 2001 and 2002, respectively. Additionally, the Compensation Committee approved the payment of a cash bonus in the amount of $10,000 to Carl Mills, which bonus will be paid in May 2005.

During 2003 and 2004, the Compensation Committee of the Board of Directors decided to delay the implementation of outside director fees until the Company returned to profitability. On April 26, 2005 the Compensation Committee approved the 2005 cash compensation for non-employee directors, effective beginning January, 1, 2005.  All directors who are not employees of the Company will receive an annual retainer of $20,000 for serving as a director of the Company.  The chairs of the Audit Committee and Compensation Committee will receive additional annual retainers of $3,000 and $2,000, respectively.  Members of the Audit Committee and Compensation Committee will receive additional annual retainers of $1,500. Retainers are paid quarterly. The Company also reimburses all directors for travel, lodging and related expenses incurred in attending Board and committee meetings.  Directors who are not employees of the Company will receive a fee of $1,000 for each Board, Audit Committee or Compensation Committee meeting attended in person, $500 for each Board meeting attended by phone conference and $300 for each committee meeting attended by phone conference.  In addition to the cash compensation, the Board approved option grants to be made on May 2, 2005 under the Company’s 1999 Stock Plan to the directors who are not employees of the Company.  Gary H. Tauss, Michael S. Callahan and Arturo Krueger, members of the Company’s Audit Committee, each will receive an option to purchase 10,000 shares of the Company’s common stock.  Donald P. Beadle will receive an option to purchase 7,000 shares of the Company’s stock.  The options will vest in equal monthly installments over a one-year period.

During 2004, executive officers’ planned salary compensation consisted of salaries divided into fixed and variable components (collectively the “planned salary compensation”). The variable component was approximately 30% of the total planned salary compensation for each executive officer. On April 26, 2005 the Compensation Committee approved the QuickLogic Corporation Executive Bonus Plan (the “Plan”), effective beginning January 1, 2005.  Under the Plan, executive officers and other key employees, as designated by the Compensation Committee, may be entitled to participate in a cash compensation plan consisting of planned salary compensation and cash bonus awards.  Except with respect to Messrs. Sexton, Saxe and Mills, total planned compensation for our executive officers has not changed for 2005; rather, a portion of each participants’ planned compensation will now be earned in the form of a cash bonus award and the remainder will be earned in the form of planned salary compensation. The Plan places a portion of 2005 compensation at risk, since participants must achieve certain performance thresholds to earn cash bonus awards under the Plan.  In addition, the Plan increases cash bonus awards when performance exceeds Plan objectives. The Plan is intended to increase shareholder value and the success of the Company by motivating key employees (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives.

Under the Plan, participants will be eligible to earn cash bonus awards based upon the achievement of certain performance goals and objectives relating to the Company and/or each individual participant.  The Compensation Committee will establish quarterly and/or annual performance goals and objectives for the Plan.  Following the end of each performance period, the Compensation Committee will determine the extent to which the performance goals and objectives were obtained.  Based on this assessment, eligible participants in the Plan will earn a bonus award in an amount equal to a percentage of such participant’s target bonus.

On April 26, 2005, the Compensation Committee established the 2005 target bonuses and performance goals under the Plan.  A portion of each participant’s target bonus is based upon the Company’s achievement of a revenue objective (the “Plan Revenue Objective”), and a portion of each participant’s target bonus is dependent upon the Company’s achievement of an operating income objective (the “Plan Profit Objective”).  The Company must achieve a certain threshold for participants to earn a bonus against the Plan Revenue Objective, and the Company must achieve a certain threshold for participants to earn a bonus against the Plan Profit Objective. Quarterly bonuses are adjusted for the level of the Company’s performance during the quarter in question, and may range from 80% to 100% of the quarterly target bonus amounts. Annually bonuses are adjusted for the level of the Company’s achievement, and may range from 80% to 200% or more of the target bonus amounts. The Chief Executive Officer’s target bonus is currently 18% of his annual planned salary compensation and each of the other participating executive officers has a target bonus currently equal to 15% to 20% of their annual planned salary compensation.

The Plan also continues the Company’s variable pay program. The variable pay program ties a portion of the participants’ salary compensation to the Company’s achievement of quarterly and/or annual revenue and operating income targets established by the Compensation Committee.  Under the program, if the Company achieves 100% of both targets, the participant will receive 100% of his planned salary compensation.  If the Company achieves less than 100% of the targets, then the participant’s planned salary compensation is decreased accordingly, by a maximum amount equal to the variable portion of his or her planned salary compensation. If, on an annual basis, the Company exceeds 100% of revenue or operating income targets, the participant will receive a corresponding variable pay bonus on top of his or her planned salary compensation in an amount equal to 0% to 100% or more of his or her planned variable pay.

On April 26, 2005, the Compensation Committee established the 2005 variable pay amounts and performance goals under the Plan.  A portion of each participant’s planned salary compensation is based upon the Company’s achievement of a revenue target, and a portion of each participant’s planned salary compensation is dependent upon the Company’s achievement of an operating income target. The Chief Executive Officer’s variable pay is currently 18% of his annual planned salary compensation, and variable pay currently represents 15% to 20% of annual planned salary compensation for each other participating executive officer.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.19 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01(c) Exhibits.

10.19                     2005 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2005

QuickLogic Corporation

/s/ Carl M. Mills
Carl M. Mills Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.19	2005 Executive Bonus Plan